Exhibit 23.2



               Consent of Ernst & Young LLP, Independent Auditors


   We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the Triad Hospitals, Inc. Nonqualified Employee Stock Purchase Plan of our report dated February 14, 2001 with respect to the consolidated financial statements of Triad Hospitals, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission.


   /s/  Ernst & Young LLP


   Dallas, Texas
   May 25, 2001